UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant                           |X|
Filed by a Party other than the Registrant        |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement            |_|  Confidential, for Use of the
                                                 Commission only (as permitted
|X|   Definitive Proxy Statement                 by Rule14a-6(e)(2))
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule
      14a-11(c) or Rule 14a-12


                               MRO SOFTWARE, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)    Title of each class of securities to which transaction applies:

      (2)    Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)    Proposed maximum aggregate value of transaction:

      (5)    Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)     Amount Previously Paid:

      2)     Form, Schedule or Registration Statement no.:

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      4)     Date Filed:


                                   * * * * *

                               MRO SOFTWARE, INC.

            Special Meeting in Lieu of Annual Meeting of Shareholders

                                 March 14, 2006

         Notice is hereby given that a Special Meeting in Lieu of Annual Meeting of Shareholders of MRO Software, Inc. (the "Company") will be held at the offices of the Company, 100 Crosby Drive, Bedford, Massachusetts 01730 on Tuesday, March 14, 2006, beginning at 10:00 A.M., local time, for the following purposes:

         1. To elect Robert L. Daniels and John A. McMullen as Class I Directors of the Company for a term of three years;

         2. To approve an amendment to the Company's 2002 Employee Stock Purchase Plan to increase the number of shares issuable thereunder by an additional 500,000 shares; and

         3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year ending September 30, 2006.

         The Board of Directors has fixed the close of business on Tuesday, January 24, 2006 as the record date for the determination of the shareholders of the Company entitled to notice of, and to vote at, said Meeting and any adjournment thereof. Only shareholders of record on such date are entitled to notice of, and to vote at, said Meeting or any adjournment thereof.

                                     By Order of the Board of Directors,

                                     /s/ Craig Newfield

                                     Craig Newfield
                                     Vice President, General Counsel & Secretary
Bedford, Massachusetts
January 26, 2006



                             YOUR VOTE IS IMPORTANT

          Please sign and return the enclosed proxy, whether or not you plan to attend the Meeting.

                               MRO SOFTWARE, INC.
                                100 Crosby Drive
                          Bedford, Massachusetts 01730
                                 (781) 280-2000

                                 PROXY STATEMENT

            SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                                 March 14, 2006

         This Proxy Statement and the enclosed form of proxy are being mailed to shareholders on or about January 26, 2006 in connection with the solicitation by the Board of Directors of MRO Software, Inc., a Massachusetts corporation (the "Company"), of proxies to be used at the Special Meeting in Lieu of Annual Meeting of Shareholders of the Company, to be held on Tuesday, March 14, 2006 at 10:00 a.m. local time, and at any and all adjournments thereof (the "Annual Meeting"). When proxies are returned properly executed, the shares represented will be voted in accordance with the shareholders' directions. Shareholders are encouraged to vote on the matters to be considered. If no choice has been specified by a shareholder with respect to a proposal as to which the Board of Directors has made a recommendation, however, the shares covered by any executed proxy will be voted as indicated in this proxy statement. Any shareholder may revoke his proxy at any time before it has been exercised. In order to revoke your proxy, you must either: (i) sign and return another proxy card with a later date, (ii) provide written notice of the revocation of your proxy to the secretary of the Company, or (iii) attend the meeting and vote in person.

         The Board of Directors of the Company has fixed the close of business on Tuesday, January 24, 2006 as the record date for the determination of the shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were issued and outstanding 25,874,692 shares of the Company's Common Stock, $.01 par value per share ("Common Stock"). Each share of Common Stock outstanding on the record date will be entitled to cast one vote on each proposal.

                         QUORUM AND TABULATION OF VOTES

         The By-Laws of the Company provide that the holders of a majority of shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. In general, votes withheld from any nominee for election as director, abstentions (if applicable) and broker "non-votes" (if applicable) are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal.

         The affirmative vote of a plurality of the shares of Common Stock properly cast at the Annual Meeting will be necessary to elect each Class I Director (Proposal One). Votes "withheld" from director-nominees, and broker "non-votes" will not be included in calculating the number of votes cast for election of the Class I Directors. The affirmative vote of a majority of the shares of Common Stock properly cast at the Annual Meeting will be necessary to approve the increase in the number of shares authorized for issuance under the Company's 2002 Employee Stock Purchase Plan

(Proposal Two), and to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2006 (Proposal Three). Abstentions and broker "non-votes" will not be included in calculating the number of votes cast on Proposals Two and Three.

         Votes will be tabulated by the Company's transfer agent, American Stock Transfer & Trust Company. The vote on each matter submitted to shareholders will be tabulated separately.


                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         The Company has a Board of Directors consisting of seven directors, divided into three classes, as nearly equal in size as practicable, referred to as Class I, Class II and Class III.

         The terms of the Company's Class I Directors, Robert L. Daniels and John A. McMullen, will expire at the Annual Meeting. Mr. Daniels and Mr. McMullen were most recently re-elected in March 2003. The terms of the Company's Class II Directors, Stephen B. Sayre and Alan L. Stanzler, will expire at the annual meeting of shareholders to be held in March 2007. Mr. Sayre and Mr. Stanzler were most recently re-elected in March 2004. The terms of the Company's Class III Directors, Norman E. Drapeau, Jr., Richard P. Fishman and David N. Campbell, will expire at the annual meeting of shareholders to be held in March 2008. Mr. Drapeau and Mr. Fishman were most recently re-elected, and Mr. Campbell was first elected, to the Board in March 2005. The Directors in each Class serve for a term of three years and until their successors are duly elected and qualified. As the term of one Class expires, a successor director or directors for that Class are elected at the annual meeting of shareholders for that year.

         The full Board of Directors has nominated each of Messrs. Daniels and McMullen for election to an additional three-year term as a Class I Director. Messrs. Daniels and McMullen have each agreed to serve if elected, and the Company has no reason to believe that either of them will be unable to serve. In the event that either Mr.. Daniels or Mr. McMullen is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for such other nominee as is then designated by the Board.

         Unless authority to do so has been limited in a proxy, it is the intention of the persons named as proxies to vote the shares represented by the proxy FOR the election of Mr. Daniels and Mr. McMullen as Class I Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MR. DANIELS AND MR. MCMULLEN AS CLASS I DIRECTORS.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company are as follows:

Name                              Age       Position
----                              ---       --------
Norman E. Drapeau, Jr.            45        President, Chief Executive Officer
                                            and Director - Class III

Robert L. Daniels                 63        Chairman of the Board - Class I

Peter J. Rice                     53        Executive Vice President - Finance and Administration,
                                            Chief Financial Officer and Treasurer

Richard A. Cahill (1)             50        Executive Vice President - Worldwide Sales

Patricia C. Foye                  50        Executive Vice President - Global Marketing & Strategic Alliances

William J. Sawyer                 59        Executive Vice President- Operations

John W. Young                     53        Executive Vice President - Products and Technology

Craig Newfield                    46        Vice President, General Counsel and Secretary

David N. Campbell (2)(4)          64        Director - Class III

Richard P. Fishman (2)(3)         59        Director - Class III

John A. McMullen (2)(3)           64        Director - Class I

Stephen B. Sayre (3)(4)           54        Director - Class II

Alan L. Stanzler (3)(4)           62        Director - Class II

-------------------
(1)  Mr. Cahill's employment commenced in January, 2005.
(2)  Member of the Compensation Committee
(3)  Member of the Nominating and Corporate Governance Committee
(4)  Member of the Audit Committee

         Norman E. Drapeau, Jr. has served as President and Chief Executive Officer since May 1998, and as a member of the Board of Directors since January 1998. He first joined the Company in 1982 as an applications analyst. Since that time, he has held various positions with the Company, including, from 1984 to 1987, that of Manager of Customer Support, and from 1989 through 1991, that of Director, Product Marketing. In 1991, Mr. Drapeau was appointed Vice President, Corporate Marketing, in 1992 he was appointed Vice President - Americas, and in July 1996 he was appointed Executive Vice President - Worldwide Sales and Marketing, serving in that capacity until January 1998. In January 1998, Mr. Drapeau was appointed Executive Vice President and Chief Operating Officer. Mr. Drapeau serves on the Board of Directors of Authoria, Inc, a provider of strategic human capital management solutions.

         Peter J. Rice joined the Company in 2000 as Executive Vice President of Finance and Administration, Chief Financial Officer, and Treasurer. From 1998 to 2000, Mr. Rice was Vice President of Finance and Administration, Chief Financial Officer, and Treasurer of Interleaf, Inc., a developer of e-publishing and e-content software products. Interleaf was sold to Broadvision, Inc. in 2000. From 1995 to 1998, Mr. Rice was Vice President, Chief Financial Officer and Treasurer for Media 100, Inc., a provider of digital media and content design, and creation and delivery tools. From 1990 to 1995, Mr. Rice was Vice President, Corporate Controller and Chief Accounting

Officer of M/A Com, Inc. Prior thereto, Mr. Rice held senior financial management positions at Apollo Computer and Atex, Inc.

         Richard A. Cahill joined the Company in January 2005 as Executive Vice President of Worldwide Sales. From August 1998 until January 2005, Mr. Cahill held a series of senior management positions at Remedy Corporation and its successors in interest. Remedy Corporation was sold to Peregrine Systems in June 2001. Following Peregrine's bankruptcy in December 2001, Remedy's assets were purchased by BMC Software, Inc. in late 2002. From the fourth calendar quarter of 2003 to the present Mr. Cahill served as Vice President of Worldwide Sales and Services for the Remedy business. Prior thereto, from 2002 to 2003 he served as Vice President and General Manager for Europe, Middle East & Africa; from 2001 to 2002 he served as Vice President of European Operations; from 2000 to 2001 he served as Vice President of Worldwide Professional Services; and from 1998 to 2000 he served as Director of EMEA Operations.

         Patricia C. Foye joined the Company in July 2001 as Executive Vice President, Global Marketing and Strategic Alliances. From September 2000 to June 2001, Ms. Foye was Vice President, Worldwide Sales and Marketing for HMS Software, Inc., an application software company focused in the aerospace defense markets. From May 1999 to May 2000, Ms. Foye was President of Allenbrook, Inc., a private firm focused on the development of policy management system for insurance and financial markets. From 1998 to 1999, Ms. Foye was Vice President and General Manager of QAD, Inc., leading its Electronics and Industrial business segment. From 1994 to 1998, Ms. Foye held senior management positions at Digital Equipment Corporation, a hardware, software and services vendor, and Marcam Corporation, an ERP software applications vendor.

         William J. Sawyer has served as Executive Vice President, Operations since October 1998. He first joined the Company in 1978 as an applications consultant and served in various sales and services positions from 1978 to 1984. Mr. Sawyer was a Vice President of the Company from 1984 to 1990 and Executive Vice President from 1990 until November 1997. In November 1997, Mr. Sawyer left the Company and joined Peritus Software Services, Inc., a software application company, as Vice President, Operations.

         John W. Young has served as Executive Vice President - Products and Technology since 1998. He first joined the Company in 1985 and served until 1988 as MAXIMO Product Manager. From 1988 to 1992, Mr. Young was Vice President of Sales of Comac Systems Corporation, a software application company. In 1992 he rejoined the Company as Director of MAXIMO Product Design, was in 1995 he was appointed Vice President - Research and Development. Mr. Young serves on the Board of Directors of NSI Software, Inc., a vendor of data protections software.

         Craig Newfield joined the Company as Vice President, General Counsel and Secretary in September 2000. From October 1997 through August 2000, Mr. Newfield was Vice President, General Counsel and Secretary of Interleaf, Inc., a developer of e-publishing and e-content software products. Interleaf was sold to Broadvision, Inc. in 2000. From April 1996 through September 1997, Mr. Newfield was General Counsel and Secretary of OneWave, Inc., an IT service provider. From February 1993 to April 1996, Mr. Newfield served as in-house counsel for Marcam Corporation.

         Robert L. Daniels founded the Company in 1968 and has been a director since that time. Commencing in 1968, Mr. Daniels served as Executive Chairman of the Board, Chief Executive Officer, and President. He relinquished the title of President in 1995, and resigned as CEO and Chairman in August 1996. From May 1998 to March 2004, Mr. Daniels served as Executive Chairman, and since March 2004, he has served as Chairman of the Board. He resigned as an employee of the Company in November 2004.

         David N. Campbell has served as a director since December 2004. Mr. Campbell is currently Managing Director of Innovation Advisors, Inc., an investment bank serving middle market technology companies. Mr. Campbell served as Chairman and Chief Executive Officer of Xpedior from September 1999 through November 2000. A majority interest in Xpedior was acquired by PSINet, Inc. in June 2000 and both PSINet and Xpedior filed for bankruptcy protection in April 2001. From January 1999 to September 1999, Mr. Campbell was President of GTE Technology Organization, the centralized technology unit of GTE Incorporated. From 1995 to January 1999, Mr. Campbell served as President of BBN Technologies, the internet technology development and services organization of BBN Corporation, which was acquired by GTE in 1997. Mr. Campbell is also a director of Tektronix, Inc., Gibraltar Industries, Inc., Apropos Technology, and Powersteering Software.

         Richard P. Fishman has served as a director since March 1999. Mr. Fishman is currently Managing General Partner of RSSI Investors, a venture capital firm. From 2002 to 2005, Mr. Fishman was Senior Managing Partner of MAF Capital Partners, a venture capital firm. From 1998 to 2002, Mr. Fishman was Executive Vice President at MacAndrews & Forbes Group, Inc., where he was responsible for venture capital investing. From 1995 to 1997, Mr. Fishman served as Managing Director of GeoPartners Research, Inc., a strategy and management-consulting firm, where he headed the firm's venture capital activities. Mr. Fishman served as President and Chief Executive Officer of Thinking Machines Corporation from 1993 to 1994 and was a partner at the law firm of Milbank, Tweed, Hadley & McCoy from 1987 until 1993.

         John A. McMullen has served as a director since April 2000. Mr. McMullen is the Managing Principal of Cambridge Meridian Group, Inc., a strategy-consulting firm that serves Fortune 500 and technology-based companies, with which he has been employed since 1985. Mr. McMullen taught business strategy at Harvard Law School from the mid 1980's to 1990 and, as one of the original members of CMGI's Board of Directors, served on that Board from 1988 through 1999. In addition, he currently serves on the board of Ezenia! Inc. and on the boards of two private technology-oriented companies, and is advisor to two others. From 1993 to 1997, he was an informal advisor to former Senator Bill Bradley (NJ). He ran for the United States Senate from Vermont in 2004.

         Stephen B. Sayre has served as a director since September 1998. Mr. Sayre is an independent marketing consultant. From 2000 until 2005, Mr. Sayre served as Vice President of Marketing for Watchfire Corporation, a provider of online regulatory compliance solutions; Endeca Technologies, a provider of search and analysis software; and Idiom, Inc., an enterprise software provider. From 1994 to 2000, he was the Senior Vice President of Marketing at Lotus Development Corporation, a subsidiary of IBM Corporation. Prior to 1994, Mr. Sayre served in other senior executive level positions with companies in the software industry.

         Alan L. Stanzler has served as a director since May 1998. Previously, Mr. Stanzler served as a director of the Company from 1992 to 1994, and as Clerk of the Company from 1990 to 1996. Mr. Stanzler is Of Counsel at the law firm of Stanzler, Funderburk & Castellon, L.L.P. From 1998 to September 2001, Mr. Stanzler was a partner of the law firm of Maselan Jones & Stanzler, P.C. Mr. Stanzler is a Trustee of Emerson College.


         Executive officers of the Company are appointed by and serve at the discretion of the Board of Directors.

                              CORPORATE GOVERNANCE

         Independent Directors

         The Board has determined that Messrs. Campbell, Fishman, McMullen, Sayre and Stanzler are all "independent" directors, as that term is currently defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards, Section 301 of the Sarbanes-Oxley Act and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, the Board of Directors is comprised of a majority of independent directors.

         During the fiscal year ended September 30, 2005 ("fiscal 2005"), the Board met 15 times. No incumbent director attended fewer than 75% of the total number of meetings held by the Board and Committees of the Board on which he served.

         It is the policy of the Board that each member of the Board shall attend the Company's annual meetings of shareholders whenever practical, and that at least one member of the Board shall attend each other special meeting of shareholders. All of the seven directors then in office attended the Annual Meeting of Shareholders held in March 2005.

         The Board has undertaken a program of continuing education on matters of corporate governance and other matters relevant to directors, and has prohibited the extension of loans to executive officers and directors, except as specifically permitted under the Sarbanes-Oxley Act.

         Committees of the Board

         The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board has resolved that each of these committees shall each be composed entirely of "independent" directors, as defined above.

         The Audit Committee (currently composed of Messrs. Campbell, Sayre and Stanzler) reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent registered public accounting firm. The Audit Committee met six times during fiscal 2005. See Report of the Audit Committee for further information regarding this committee and its operations.

         The Compensation Committee (currently composed of Messrs. Campbell, Fishman and McMullen) has general responsibility for the Company's executive compensation policies and practices, including making specific recommendations to the Board concerning compensation for the Company's executive officers and administering the Company's Amended and Restated 1999 Equity Incentive Plan (the "1999 Equity Plan"), 1994 Incentive and Nonqualified Stock Option Plan (the "1994 Stock Option Plan") and 2002 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Compensation Committee met seven times during fiscal 2005. See Report of the Compensation Committee for further information regarding this committee and its operations.

         The Nominating and Corporate Governance Committee (currently composed of Messrs. McMullen (Chairman), Fishman, Sayre and Stanzler) is responsible for making recommendations to the full Board regarding candidates for election to the Board of Directors, and regarding matters of corporate governance. The Nominating and Corporate Governance Committee met six times during fiscal 2005. The full Board of Directors considered and nominated the candidates proposed for election as directors at the Annual Meeting.

         The Charters for the Audit and Compensation Committees were attached to the Proxy Statement distributed in connection with the Company's 2004 annual meeting of shareholders. The Charters for the Audit, Compensation and Nominating and Corporate Governance Committees are all available on the Company's website at http://www.mro.com (currently accessible by selecting "Company", "Investor Relations" and then "Corporate Governance").

         Executive Sessions of the Board

         The Board has formally adopted a policy of meeting in executive session, with only independent directors being present, on a regular basis and at least two times each year. In practice, and during fiscal 2005, the Board met in executive session on a quarterly basis.

         Code of Conduct

         The Board has approved and the Company has adopted a Code of Business Conduct and Ethics, applicable to all directors, officers and employees of the Company, and it is the Company's practice for to have this Code, together with the Company's Policy on Insider Trading, acknowledged on an annual basis by Company directors, officers and certain other senior management personnel. This Code is available on the Company's website, at http://www.mro.com (currently accessible by selecting "Company", "Investor Relations" and then "Corporate Governance"). The Audit Committee is responsible for reviewing and approving or rejecting all requested waivers to the Code, as such waiver(s) may apply to the Company's Chief Executive Officer, Chairman, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

         Qualifications of Candidates for Election to the Board

         Our Directors take a critical role in guiding the Company's strategic direction, and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the global software industry. Accordingly, the Board seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. The Nominating and Corporate Governance Committee has established the following minimum requirements: being able to read and understand fundamental financial statements, having at least ten years of relevant business experience, having no identified conflicts of interest as a prospective director of the Company, having not been convicted in a criminal proceeding aside from traffic violations during the five years prior to the date of selection, and being willing to execute and comply with the Company's Code of Business Conduct and Ethics. The Nominating and Corporate Governance Committee retains the right to modify these minimum qualifications from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.


         Process for Identifying and Evaluating Candidates for Election to the Board

         The Nominating and Corporate Governance Committee will review the qualifications and backgrounds of the Directors, as well as the overall composition of the Board, and recommend to the full Board the slate of Directors to be nominated for election at the annual meeting of shareholders.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet the independence standards set forth in the Sarbanes-Oxley Act, SEC rules and regulations and the NASD rules. In the case of new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Nominating and Corporate Governance Committee determines whether the candidate meets the independence standards set forth in the Sarbanes-Oxley Act, SEC rules and regulations and the NASD Rules, and the level of the candidate's financial expertise. The candidate(s) will be interviewed by the Nominating and Corporate Governance Committee, and if approved, then by all other members of the Board. The full Board will approve the final nomination(s). The Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee, acting on behalf of the full Board, will extend the formal invitation to become a nominee of the Board of Directors. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The full Board of Directors considered and nominated the candidates proposed for election as directors at the Annual Meeting.

         Shareholder Nominations

         Shareholders may nominate Director candidates for consideration by the Nominating and Corporate Governance Committee by writing to Craig Newfield, General Counsel, MRO Software, Inc., 100 Crosby Drive, Bedford, MA 01730 and providing the candidate's name, biographical data and qualifications including age, five-year employment history with employer names and a description of the employer's business, whether such individual can read and understand fundamental financial statements, other board memberships (if any), and such other information as reasonably available and sufficient to enable the Nominating and Corporate Governance Committee to evaluate the minimum qualifications stated above under Qualifications of Candidates for Election to the Board. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Written notice must be given at least 60 days prior to the date of the next annual meeting of shareholders, including such additional information as required under the Company's By-Laws. If a shareholder nominee is eligible, and if the nomination is proper, the Nominating and Corporate Governance Committee will then deliberate and make its recommendation to the Board of Directors.

         The Nominating and Corporate Governance Committee will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

         Communications with the Board

         Shareholders may communicate directly with the Board, or with any committee of the Board, by writing to Craig Newfield, General Counsel, MRO Software, Inc., 100 Crosby Drive, Bedford, MA 01730, by calling Mr. Newfield at +1 781-280-2042, or via e-mail at directors@mro.com. All communications will be reviewed by management and forwarded to the appropriate director(s), in their entirety.

                          REPORT OF THE AUDIT COMMITTEE

         The Board of Directors has appointed an Audit Committee consisting of Messrs. Stanzler (Chairman), Campbell and Sayre. All members of the Audit Committee are "independent" as that term is currently defined in Rule 4200(a)(15) of the NASD listing standards, Section 301 of the Sarbanes-Oxley Act and Rule 10A-3 under the Exchange Act.

         Under the Sarbanes-Oxley Act, the Audit Committee is directly responsible for the selection, appointment, retention, compensation and oversight of the Company's independent registered public accounting firm, including the pre-approval of both audit and non-audit services (including fees and other terms), and the resolution of disagreements between management and the auditors regarding financial reporting, accounting, internal controls, auditing or other matters.

         In carrying out its role, the Audit Committee (i) makes such examinations as are necessary to monitor the Company's financial reporting, its external audits and its process for compliance with laws and regulations, (ii) provides to the Board of Directors the results of its examinations and recommendations derived therefrom, (iii) reviews with management and with the Company's independent registered public accounting firm the Company's internal accounting controls, and considers (and if appropriate proposes to the Board of Directors) improvements in internal accounting controls that may be appropriate in light of such review, (iv) reviews the results and scope of the annual audit of the Company's consolidated financial statements and internal control over financial reporting conducted by the Company's independent registered public accounting firm, (v) reviews and approves the scope of other services provided by the Company's independent registered public accounting firm, and (vi) provides to the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

         The Audit Committee also maintains a telephone "hotline" by which it can directly receive, on an anonymous and confidential basis, complaints regarding accounting, internal accounting controls and other auditing matters, including any concerns regarding questionable accounting, auditing or other matters that the Company's employees, and non-employees, may have.

         The Audit Committee is responsible for reviewing all related party transactions for potential conflicts of interest, and for approving such transactions. The Audit Committee is responsible for reviewing and making determinations regarding any proposed waiver of the Company's Code of Business Conduct and Ethics as applicable to the Company's Chief Executive Officer, Chairman, principal financial officer, principal accounting officer or controller, or persons performing similar functions. See Corporate Governance - Code of Conduct for detailed information.

         Management has the primary responsibility for the Company's financial statements and the reporting process, including the systems of internal control over financial reporting and for the preparation of financial statements in accordance with generally accepted accounting principles in the United States of America. The Company's independent registered public accounting firm is responsible for auditing (1) the Company's consolidated financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, (2) management's assessment of internal control over financial reporting, and (3) the Company's internal control over financial reporting, all in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee monitors and reviews these processes, and reviews the Company's periodic reports and quarterly earning releases before they are filed with the SEC, but is not responsible for the preparation of the Company's financial statements.

         Audit Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditors' independence. Our Board of Directors has determined that Mr. Campbell is an "audit committee financial expert," as defined in the rules adopted by the SEC and as that term is currently used in the Nasdaq Marketplace Rules, and that Mr. Campbell is an "independent" director, as that term is currently defined in Rule 4200(a)(15) of the NASD listing standards, Section 301 of the Sarbanes-Oxley Act and Rule 10A-3 under the Exchange Act.

          The Audit Committee is authorized to engage at Company expense independent counsel and other advisors it determines necessary to carry out its duties.

         In fulfilling its oversight responsibilities, the Audit Committee discussed with representatives of PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm for fiscal 2005, the overall scope and plans for PricewaterhouseCoopers LLP's audit of the Company's consolidated financial statements and internal control over financial reporting for fiscal 2005. The Audit Committee met with PricewaterhouseCoopers LLP, with and without Company management present, to discuss the overall quality of the Company's financial reporting.

         During fiscal 2005, the Chairman of the Audit Committee met with the Company's Chief Executive Officer and Chief Financial Officer to discuss their review of the Company's disclosure controls and procedures and internal controls in connection with the filing of periodic reports with the SEC.

         The Audit Committee reviewed and discussed the Company's audited consolidated financial statements for fiscal 2005 with management and PricewaterhouseCoopers LLP. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61 "Communications with Audit Committees," as amended, including a discussion of PricewaterhouseCoopers LLP's judgments as to the quality, not just the acceptability, of the Company's financial statements, changes in accounting policies, sensitive accounting estimates, accounting principles and such other matters as are required to be discussed with audit committees under generally accepted auditing standards.

         In addition, the Audit Committee received from and discussed with PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees" and discussed the disclosures with PricewaterhouseCoopers LLP, as well as other matters relevant to PricewaterhouseCoopers LLP's independence from management and the Company. The Audit Committee considered, among other things, whether the services PricewaterhouseCoopers LLP provided to the Company beyond their audit of the Company's consolidated financial statements were compatible with maintaining PricewaterhouseCoopers LLP's independence. The Audit Committee also considered the amount of fees PricewaterhouseCoopers LLP received for audit and non-audit services. See Proposal Three for detailed information regarding audit and non-audit fees.

         Based on the Audit Committee's reviews, meetings and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board directed, that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended September 30, 2005 for filing with the SEC. The Audit Committee and the Board of Directors also have recommended that the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending September 30, 2006 ("fiscal 2006") be ratified. See Proposal Three for detailed information.

         The Audit Committee is governed by a written charter, adopted by the Board of Directors, a copy of which was attached to the Proxy Statement distributed in connection with the Company's 2004 annual meeting of stockholders, and is available on the Company's website at http://www.mro.com (currently accessible by selecting "Company", "Investor Relations" and then "Corporate Governance").

                                     The Audit Committee

                                           Alan L. Stanzler, Chairman
                                           David N. Campbell
                                           Stephen B. Sayre


         REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

Directors' Compensation

         Members of the Board of Directors who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") receive a quarterly stipend of $10,000, plus a quarterly stipend of $2,500 for each active committee of which they are a member, except that the chairman of the Audit Committee receives a quarterly stipend of $7,500, and the chairman of the Compensation Committee and the chairman of the Nominating and Corporate Governance Committee each receives a quarterly stipend of $6,250. No additional fees are payable for attendance at Board or committee meetings, and Non-Employee Directors are also reimbursed for out-of-pocket expenses incurred in the performance of their duties as directors of the Company. Directors who are employees of the Company are not paid any separate fees for serving as directors.

         Mr. Daniels served as Chairman of the Board during fiscal 2005, and is compensated in the same manner as the Company's other Non-Employee Directors, except that (i) he receives a quarterly stipend of $25,000, and (ii) through August 18, 2005 he continued to receive his employee benefits at the same levels as provided prior to the termination of his employment (consisting of medical and dental insurance coverage), and (iii) from August 19, 2005 and through age 65 he will be reimbursed for the cost of continuing medical and dental insurance coverage via COBRA.

         Non-Employee Directors are eligible to receive equity-based incentive awards under the 1999 Equity Plan in the same manner and to the same degree as all other eligible persons, as determined by the Board of Directors on a discretionary basis. Options and restricted stock granted to Non-Employee Directors are subject to acceleration of vesting under certain circumstances. On May 10, 2005 the Board approved a grant to each Non-Employee Director (including the Chairman) of 6,250 shares of restricted stock under the terms of the 1999 Equity Plan, vesting on a quarterly basis over three years, with twelve equal installments vesting on the 15th day of the second month of each quarter, subject to 100% acceleration under certain circumstances.

Executive Compensation

         Summary Compensation Table. The following table sets forth certain information concerning the compensation earned by the Chief Executive Officer and four other most highly paid executive officers of the Company (collectively, the "named executive officers") for services rendered in all capacities to the Company during fiscal 2003, 2004 and 2005.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------
                                          Annual Compensation       Long Term Compensation Awards
                                         ----------------------    -------------------------------
                                                                                        Securities
                                Fiscal                             Restricted Stock     Underlying        All Other
Name and Principal Position      Year    Salary ($)    Bonus ($)      Awards ($)        Options(#)     Compensation (1)
------------------------------------------------------------------------------------------------------------------------
Norman E. Drapeau, Jr.           2005     $350,000     $360,279      $818,565 (2)           90,750            $3,250
    President and Chief          2004     $350,000     $340,987 (3)  $ 43,791 (4)           90,750            $3,000
    Executive Officer            2003     $350,000     $262,406         -----              165,000            $3,000
------------------------------------------------------------------------------------------------------------------------
Peter J. Rice                    2005     $250,000     $180,665      $272,860 (2)           30,248            $3,250
    Executive Vice President     2004     $250,000     $170,990 (3)  $ 21,959 (4)           30,250             -----
    Finance & Administration,    2003     $241,250     $128,954         -----               55,000             -----
    Chief Financial Officer
    and Treasurer
------------------------------------------------------------------------------------------------------------------------
Patricia C. Foye                 2005     $215,000     $180,665      $163,713 (2)            -----            $3,250
    Executive Vice President     2004     $215,000     $170,990 (3)  $ 21,959 (4)           36,300            $3,000
    Global Marketing and         2003     $215,000     $128,954         -----               33,000             -----
    Strategic Alliances
------------------------------------------------------------------------------------------------------------------------
William J. Sawyer                2005     $215,000     $180,665      $163,713 (2)            -----            $3,250
    Executive Vice President     2004     $215,000     $170,990 (3)   $21,959 (4)           36,300            $3,000
    Operations                   2003     $215,000     $128,954         -----               33,000            $3,000
------------------------------------------------------------------------------------------------------------------------
John W. Young                    2005     $215,000     $180,665      $163,713 (2)            -----            $3,250
    Executive Vice President     2004     $215,000     $170,990 (3)  $ 21,959 (4)           36,300            $3,000
    Products and Technology      2003     $215,000     $128,954         -----               33,000            $3,000
------------------------------------------------------------------------------------------------------------------------

(1) The amounts reported represent contributions made by the Company pursuant to the Company's 401(k) Plan and Trust.
(2) Represents shares of restricted stock granted on May 10, 2005 under the 1999 Equity Plan valued on the date of grant ($13.35 per share); these shares are subject to forfeiture pursuant to restrictions that lapse over a four year period from the date of grant. None of these shares were vested as of the end of fiscal 2005.
(3) Includes tax withholding amounts in respect of Restricted Stock Awards (see note 4 below).
(4) Twenty five (25%) percent of the annual portion of each executive's bonus was paid in the form of shares of Company Common Stock, granted in November 2005 and valued on the date of grant ($12.25 per share), reduced by tax withholdings, and granted subject to the agreement of each recipient to hold the stock for at least two years, under and subject to the terms of the 1999 Equity Plan.

         Option Grants in Last Fiscal Year. The following table sets forth certain information regarding stock options granted during fiscal 2005 by the Company to the named executive officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------
                                                                                        Potential Realizable Value at
                             Number of                                                  Assumed Annual Rates of Stock
                            Securities       % of Total                                Price Appreciation for Option
                            Underlying     Options Granted                                        Term (2)
                              Options      to Employees in     Exercise    Expiration             -------
       Name               Granted (#)(1)     Fiscal Year     Price ($/Sh)     Date         5%($)           10%($)
----------------------------------------------------------------------------------------------------------------------
Norman E. Drapeau, Jr .          90,750             16.2%       $12.25      11/09/14     $697,868        $1,772,348
----------------------------------------------------------------------------------------------------------------------
Peter J. Rice                    30,248              5.4%       $12.25      11/09/14     $232,607          $590,743
-----------------------------------------------------------------------------------------------------------------------
Patricia J. Foye                  -----             -----        -----         -----        -----             -----
----------------------------------------------------------------------------------------------------------------------
William J. Sawyer                 -----             -----        -----         -----        -----             -----
----------------------------------------------------------------------------------------------------------------------
John W. Young                     -----             -----        -----         -----        -----             -----
----------------------------------------------------------------------------------------------------------------------

(1) Represents shares of Common Stock issuable upon exercise of incentive and non-qualified stock options granted under the Company's 1999 Equity Plan. All such options vest over four years, first becoming exercisable as to 25% of the shares covered on the first anniversary of the date of grant, and as to a further 2.08% each month thereafter, subject to acceleration in certain circumstances. These options were accelerated by the Compensation Committee, subject to the executive officer's agreement to not exercise such options prior to the time at which they would otherwise have vested.

(2) Potential realizable value means the value of the shares of Common Stock underlying the option, at the specified assumed annual rates of stock price appreciation, compounded over the option term (10 years). Actual gains, if any, realized on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values reflected in this table will be realized.


       Option Exercises and Fiscal Year-End Values. The following table sets forth certain information concerning stock options exercised during fiscal 2005 and stock options held as of September 30, 2005 by each of the named executive officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES (1)

-------------------------------------------------------------------------------
                         Number of Unexercised       Value of Unexercised
                               Options at            In-The-Money Options
                            Fiscal Year-End         at Fiscal Year End ($) (2)
Name                      Exercisable (#) (3)         Exercisable ($) (3)
-------------------------------------------------------------------------------
Norman E. Drapeau, Jr.          940,998                  $ 4,565,874
-------------------------------------------------------------------------------
Peter J. Rice                   237,498                  $   736,426
-------------------------------------------------------------------------------
Patricia C. Foye                144,300                  $   426,315
-------------------------------------------------------------------------------
William J. Sawyer               219,300                  $ 1,055,303
-------------------------------------------------------------------------------
John W. Young                   194,298                  $   831,962
-------------------------------------------------------------------------------

(1) During fiscal 2005 named executive officers did not acquire any shares of Company Common Stock on exercise of stock options, or realize any value from such exercise.

(2) Value is based on the last sale price of the Common Stock on September 30, 2005, as reported by the Nasdaq National Market ($16.84 per share), less the applicable option exercise price. These values have not been and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of the sale of the shares.

(3) During fiscal 2005, all employee stock options were accelerated by the Compensation Committee subject to, in the case of executive officers, the requirement that each executive officer agree to not sell any shares issuable under his or her stock options until the option would otherwise have vested; see "Compensation Committee Report - Executive Compensation Program - Equity Incentives."

         Equity Compensation Plan Information. The equity compensation plans approved by our shareholders are the 1999 Equity Plan, the 1994 Stock Option Plan, and the Stock Purchase Plan. The equity compensation plans not approved by our stockholders include 25,000 shares of restricted stock issued in 2001 to the non-employee directors then in office (vesting in equal quarterly installments over three years), and 15,000 shares of restricted stock issued in 2000 to an employee hired in connection with an acquisition (vesting in equal annual installments over two years).


         The following table provides information as of the end of fiscal 2005 regarding shares authorized for issuance pursuant to equity compensation plans, including individual compensation arrangements.

                      EQUITY COMPENSATION PLAN INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
                                   Number of securities to be        Weighted-average          Number of securities remaining
                                   issued upon exercise of out-   exercise price of out-     available for future issuance under
                                       standing options,             standing options,      equity compensation plans (excluding
Plan Category                         warrants and rights           warrants and rights      securities reflected in column (a))
--------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders               5,029,076 (1)                  $17.14                         1,631,434 (2)

Equity compensation plans
not approved by security holders              40,000 (3)                   -----                             -----

        Total                              5,069,076                      $17.14                         1,631,454
--------------------------------------------------------------------------------------------------------------------------------

(1) Does not include restricted stock awards issued uer the 1999 Equity Plan and previously approved by shareholders.

(2) Includes 89,465 shares of common stock reserved for future issuance under the 2002 Employee Stock Purchase Plan. No more than 454,441 shares may be issued in the form of restricted stock under the 1999 Equity Plan.


Compensation Committee Interlocks and Insider Participation

         David N. Campbell, John A. McMullen and Richard P. Fishman served on the Compensation Committee during fiscal 2005. None of them, nor any executive officer of the Company, has any relationship requiring disclosure by the Company pursuant to item 402(j) of Regulation S-K promulgated by the SEC.



                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee established by the Board of Directors is comprised of Messrs. Fishman (Chairman), Campbell and McMullen, each of whom is "independent", as currently defined in Rule 4200(a)(15) of the NASD listing standards, Section 301 of the Sarbanes-Oxley Act and Rule 10A-3 under the Exchange Act. The Compensation Committee has general responsibility for the Company's executive compensation policies and practices, including making specific recommendations to the Board concerning compensation for the Company's executive officers. In connection with its evaluation and structuring of the Company's executive compensation program, the Compensation Committee consults with independent experts in such matters. The following report is made by Messrs. Fishman, Campbell and McMullen, and summarizes the Company's executive officer compensation policies for fiscal 2005.

Overall Compensation Objectives

         The Company's executive compensation programs are generally designed to relate a substantial part of executive compensation to attainment of the Company's internal goals for financial performance and corresponding increases in shareholder value. Decisions concerning executive compensation are guided by the following underlying principles:

         o to establish incentives which will link executive officer compensation to the Company's financial performance and will motivate executives to attain the Company's quarterly and annual financial targets; and

         o to provide a total compensation package that is competitive within the software industry and which will assist the Company in attracting and retaining executives who will contribute to the long-term financial success of the Company.

Executive Compensation Program

         The Company's executive compensation package consists of three principal components: (1) salary; (2) bonuses tied to quarterly and annual revenue and earnings; and (3) where appropriate to provide longer-term incentive to executive officers, equity-based incentives such as stock options and restricted stock. The Company's executive officers are also eligible to participate in other employee benefit plans, including health and life insurance plans, a 401(k) retirement plan and the Stock Purchase Plan, on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these plans.

         Salaries

         Executive officers' salaries for fiscal 2005 were maintained at the same levels as such salaries for the previous two fiscal years (see Summary Compensation Table), in light of general economic conditions and consistent with the Company's overall cost control initiatives.

         Bonuses

         As noted above, the Company's executive officer compensation policy emphasizes bonuses and equity-based awards, which align the interests of management with the shareholders' interest in the financial performance of the Company for fiscal quarters, the fiscal year and the longer term. Consistent with this approach, in fiscal 2005, the Company maintained an Executive Bonus Plan (the "2005 Executive Bonus Plan"), under which the potential bonuses for executives were directly tied to the Company's quarterly and annual financial performance. The participants in the 2005 Executive Bonus Plan were Ms. Foye and Messrs. Drapeau, Rice, Sawyer, Young, Newfield and Mr. Richard Cahill (who joined the Company as Executive Vice President, Worldwide Sales in January,
2005). Under the 2005 Executive Bonus Plan a participant's bonus was determined as follows:

     o Quarterly Performance. Forty (40%) percent of the total bonus was measured and paid quarterly, based on the Company's quarterly revenue and earnings-per-share ("EPS") performance. Payment for revenue performance started at 97.5% of goal attainment, and payment for EPS performance occurred at 100% of goal attainment; no incremental bonus above the targeted amount was payable for over-achievement of quarterly goals.

     o Annual Performance. Sixty (60%) percent of the total bonus was based on the Company's annual revenue and EPS performance, with payment for revenue performance starting at 95.1% of goal attainment, and payment for EPS performance starting at 91.67% of goal attainment. No annual bonus was payable unless 91.67% of the EPS goal was achieved. In the event that the annual goals were exceeded, payment would be made over and above the 60% target, not to exceed 70% of the total bonus amount targeted under the plan.

         During fiscal 2005, the Company's quarterly revenues met or exceeded 97.5% of the revenue goals for three quarters, and 100% of the EPS goals for two quarters, as established under the plan. The Company's annual revenues exceeded 101.8% of the annual revenue goal, and EPS exceeded 98% of the annual EPS goal, as established under the plan. As a result, the Company paid $1,330,006 in cash bonuses under the 2005 Executive Bonus Plan to its seven executive officers. Revenue attainment was determined in accordance with GAAP, and EPS attainment was based on a non-GAAP financial measure that adjusted GAAP EPS on a tax-effected basis for certain expenses that were not within management's ability to control during the periods being measured.

         Equity Incentives

         Having consulted with independent experts in these matters, the Compensation Committee believes that stock options and restricted stock with future vesting dates provide significant incentives to executive officers to continue their employment with the Company and create long term value for its shareholders, and intends to include such equity incentives as part of the Company's executive compensation package.

         In fiscal 2003 and 2004, the Company granted stock options to its executive officers to purchase a number of shares that increased 10% year over year. During fiscal 2005, the Compensation Committee undertook a comprehensive review of the equity-based incentives provided Company-wide and to executive officers, in light of the Company's adoption of new accounting rules for the recognition of expenses related to equity-based incentives (Statement of Financial Accounting Standards No. 123(R)), and in keeping with best practices in the industry. As a result of this review, the Compensation Committee took the following actions in fiscal 2005:

     o Changed the nature of the equity-based incentives granted to executive officers from stock options to restricted stock, issuing one-third the number of shares in the form of restricted stock as had been covered by stock options granted in fiscal 2004.

     o Adopted stock ownership guidelines calling for each executive officer to acquire over a period of several years Common Stock having a value at least equal to his or her base salary.

     o Cut roughly in half the number of shares to be allocated to option grants issued to employees other than executive officers during fiscal 2005 as compared to prior years.

     o Accelerated all outstanding stock options, other than those held by outside directors, subject to the requirement that each executive officer agree to not sell any shares issuable under his or her stock options until the options would otherwise have vested.

     o Changed the offerings being implemented under the Stock Purchase Plan by providing that participants could purchase shares of Company Common Stock at a 15% discount from fair market value measured as of the end of each six month offering period, and thus eliminating the "look back" feature of prior offerings under which employees could purchase shares at a 15% discount from the lowest value measured at the end of each month during the six month period (the Stock Purchase Plan itself was not amended).

Chief Executive Officer Compensation

         Consistent with the overall executive officer compensation policy, the Company's approach to the Chief Executive Officer's compensation package in fiscal 2005 was to be competitive with other successful companies in the software industry and to tie a substantial portion of the Chief Executive's total compensation to Company performance. The Compensation Committee believes that this approach provides meaningful and effective incentives to the Chief Executive Officer to achieve the Company's performance goals and enhance shareholder value. The Chief Executive Officer's salary was designed to give him assurance of a base level of compensation commensurate with his position and duration of employment with the Company, and to be competitive with salaries for officers holding comparable positions in the software industry. The Chief Executive Officer participated in the 2005 Executive Bonus Plan, and his bonus for fiscal 2005 was based on the factors and criteria discussed above. The Chief Executive Officer also received equity-based incentives during fiscal 2005 in the same manner as provided to other executive officers as described above, consisting of a grant of such number of shares of restricted stock as equaled one-third the number of shares of stock covered by stock options issued to him in fiscal 2004.

Compliance with Internal Revenue Code Section 162(m)

         The SEC requires that this Report comment upon the Compensation Committee's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the Company's tax deduction with regard to compensation in excess of $1 million paid to the chief executive officer and the four most highly compensated officers (other than the chief executive officer) at the end of any fiscal year unless the compensation qualifies as "performance-based compensation." The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to cause compensation to be deductible by the Company while simultaneously providing executive officers of the Company with appropriate rewards for their performance.

         The Compensation Committee is governed by a written charter, adopted by the Board of Directors, a copy of which was attached to the Proxy Statement distributed in connection with the Company's 2004 annual meeting of shareholders, and is available on the Company's website at http://www.mro.com (currently accessible by selecting "Company", "Investor Relations" and then "Corporate Governance").
                                      The Compensation Committee

                                             Richard P. Fishman, Chairman
                                             David N. Campbell
                                             John A. McMullen

Performance Graph

         The following Performance Graph compares the performance of the Company's cumulative shareholder return with that of a broad market index, the Nasdaq Stock Market Composite Index for U.S. Companies, and a published industry index, the Nasdaq Computer & Data Processing Index. The cumulative shareholder returns for shares of the Company's Common Stock and for the market and industry indices are calculated through September 30, 2005 (the last trading day of fiscal 2005), assuming $100 was invested on September 30, 2000 (the last trading day preceding the Company's 2000 fiscal year). The Company paid no cash dividends during the periods shown. The performance of the market and industry indices is shown on a total return (dividends reinvested) basis.


                  Comparison of Five-Year Cumulative Return (1)
    Among MRO Software, Inc., The Nasdaq Stock Market (U.S.) Composite Index
                 And the Nasdaq Computer & Data Processing Index

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

                       9/29/200         9/28/001     9/30/2002       9/30/2003      9/30/2004       9/30/2005
-------------------------------------------------------------------------------------------------------------
MRO Software, Inc.       100               66          56              88               64             108
-------------------------------------------------------------------------------------------------------------
Nasdaq Computer and
Data Processing          100               36          28              42               43              49
-------------------------------------------------------------------------------------------------------------
Nasdaq Composite         100               41          32              49               52              59


     (1) $100 invested on 9/30/2000 in index - including reinvestment of dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of January 24, 2006 by (i) each person known by the Company to own beneficially more than five percent of the Common Stock as of such date, (ii) each director of the Company, (iii) each named executive officer, (iv) each nominee as a director of the Company, and (v) all executive officers and directors of the Company as a group. The address of each officer and director is c/o MRO Software, Inc., 100 Crosby Drive, Bedford, Massachusetts 01730.

                                                                            Shares Beneficially
                                                                                 Owned (1)
                                                                                 ---------
Name                                                                       Number         Percent
----                                                                       ------         -------
Robert L. Daniels (2)(5)                                                  3,628,784         14.4%
  100 Crosby Drive
  Bedford, MA  01730

Columbia Wanger Asset Management, L.P. (3)                                3,435,399         13.6%
  227 West Monroe Street, Suite 3000
  Chicago, IL 60606-5016

Kopp Investment Advisors, Inc. (4)                                        1,903,375          7.5%
  7701 France Avenue South, Suite 500
  Edina, MN  55435


Norman E. Drapeau, Jr. (5)                                                1,005,072          3.8%

Peter J. Rice (5)                                                           266,775          1.0%

William J. Sawyer (5)                                                       236,779           *

John W. Young (5)                                                           208,188           *

Patricia C. Foye (5)                                                        159,526           *

Alan L. Stanzler (5)                                                        113.050           *

Richard P. Fishman (5)                                                       82,100           *

Stephen B. Sayre (5)                                                         80,350           *

John A. McMullen (5)                                                         63,850           *

David N. Campbell                                                             6,250           *

All directors and executive officers as a group                           6,108,226         22.3%
  (13 persons) (2)(5)(6)

-------------------------
* Less than 1%.

(1) The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2) Includes 798,777 shares owned by Susan H. Daniels, over which Robert L. Daniels has voting control pursuant to a Shareholders' Agreement dated as of August 1, 2001 (the "Voting Agreement"). Robert and Susan Daniels are divorced. Mr. Daniels also directly owns 2,750,605 shares apart from the Voting Agreement. Excludes shares owned by Mr. Daniels' three adult children; each of Robert L. Daniels and Susan H. Daniels disclaims beneficial ownership of these shares. Includes 28,800 shares held by Mr. Daniels as custodian for the benefit of three minor children, and includes 41,700 shares held by Anja Eckbo, Robert L. Daniels' spouse; Mr. Daniels disclaims beneficial ownership of these shares.

(3) Information is based on a Schedule 13G/A filed by Columbia Wanger Asset Management, L.P. ("Columbia Wanger"), WAM Acquisition GP, Inc., the general partner of Columbia Wanger ("WAM"), and Columbia Acorn Trust. ("Columbia Acorn") with the Securities and Exchange Commission on February 7, 2005. The Schedule 13G/A states that Columbia Wanger and WAM have shared voting and dispositive power with respect to 3,435,399 shares and that Acorn has shared voting and dispositive power with respect to 2,473,500 shares. The Schedule 13G/A also states that the shares have been acquired on behalf of discretionary clients of WAM, including Acorn.

(4) Information is based on a Schedule 13G/A filed by Kopp Investment Advisors, LLC ("KIA"), Kopp Holding Company, LLC, Kopp Holding Company and LeRoy C. Kopp with the Securities Exchange Commission on January 24, 2005. The Schedule 13G/A states that each of the filers beneficially owns 1,903,375 shares.

(5) Includes shares issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table as follows:

       Name                          Option Shares
       ----                          -------------
       Robert L. Daniels                     8,902

       Norman E. Drapeau, Jr.              940,998

       Peter J. Rice                       237,498

       William J. Sawyer                   219,300

       John W. Young                       194,298

       Patricia C. Foye                    144,300

       Alan L. Stanzler                     76,000

       Richard P. Fishman                   51,000

       Stephen B. Sayre                     63,000

       John A. McMullen                     51,000

(6) Includes 258,138 shares issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table held by two executive officers who are not named executive officers.


Employment Arrangements with Executive Officers

         Each of the Company's executive officers was hired under terms contained in a letter from the Company setting forth his or her position and compensation. Under a plan adopted by the Company's Board of Directors, each of the Company's executive officers who is involuntarily terminated except for "cause" will receive a payment equal to (i) such officer's base salary for the current year plus (ii) one times the average of the officer's bonuses for the three most recent years in the event that such officer is terminated (or such shorter number of full years as he or she may have worked for the Company). For the purpose of this plan, "cause" is defined as (a) any act or omission by executive which has an adverse effect on the Company's business or on the executive's ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (b) serious misconduct, refusal or failure to perform assigned duties, or excessive absenteeism, all of which is determined in the sole discretion of management.

Change-in-Control Arrangements

         Under a plan adopted by the Company's Board of Directors, each of the Company's executive officers will receive a payment equal to (i) such officer's base salary for the current year plus (ii) one times the average of the officer's bonuses for the three most recent years (or such shorter number of full years as he or she may have worked for the Company) in the event that such officer is involuntarily terminated or terminates his or her employment for Good Reason in connection with a change-in-control. Good Reason for termination by an executive of his or her employment will exist if (i) within two years after the change-in-control the Company, or any successor entity then employing the executive, materially diminishes the responsibilities and authority of the executive or materially reduces the rate of compensation of the executive (including by way of determining the eligibility of such executive to earn bonus or incentive compensation), in either case compared with his or her responsibilities and authority or rate of compensation, as the case may be, in effect immediately prior to such change-in-control and (ii) within 30 days following such diminution or reduction the executive resigns from his employment. The 1999 Equity Plan provides for the acceleration of equity-based incentives to the extent of 50% of the shares unvested at the time of a change-in-control of the Company, and for acceleration of the remainder of the unvested shares within two years thereafter and, in the case of executive officers, for acceleration in full in the event that such officer is involuntarily terminated or terminates his or her employment for Good Reason in connection with a change-in-control.

Certain Relationships and Related Transactions

         Marc Daniels, 31, was employed by the Company from 1999 through fiscal 2005 in various capacities until he resigned at the end of December 2005 from his position as Senior Product Manager with compensation (at market rates) in the amount of $87,917 during fiscal 2005. Marc Daniels is Robert L. Daniels' son.

                                  PROPOSAL TWO

            INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE
                          UNDER THE STOCK PURCHASE PLAN

Summary of the Stock Purchase Plan

         On January 16, 2002, the Board of Directors adopted the 2002 Employee Stock Purchase Plan authorizing the issuance of up to 750,000 shares of the Company's Common Stock. The full text of the 2002 Employee Stock Purchase Plan as proposed is attached as Appendix A to this Proxy Statement. The affirmative vote of a majority of the shares of Common Stock properly cast at the Annual Meeting will be necessary to approve the proposed amendment to the Plan. Set forth below is a summary description of the Plan.

Amendment to be Approved

The Board of Directors voted on January 9, 2006 to increase the number of shares of Common Stock that may be issued under the Plan by an additional 500,000 shares, subject to approval of the Company's shareholders. If this amendment is approved by shareholders, the total number of shares authorized for issuance would be increased to 1,250,000 shares. A total of 660,535 shares have been purchased by participants, leaving 89,465 shares currently available for issuance, and as a result if Proposal Two is approved by shareholders there will be 589,465 shares authorized and available for issuance.

The last sale price of the Common Stock on January 20, 2005, as reported by the Nasdaq national Market, was $15.00. Accordingly, the market value of the 750,000 shares originally authorized for issuance as of January 24, 2005 was $11,250,000, the market value of the 89,465 shares remaining available for issuance was $1,341,975, and the market value of the 500,000 additional shares that will be authorized for issuance if Proposal Two is approved by shareholders was $8,841,975.

New Plan Benefits

Since participation in the Plan and the rate of withholding is voluntary and determined by each eligible person in his or her sole discretion, the Company is unable to determine the dollar value and number of any additional plan benefits which will be received by or allocated to (i) the named executive officers (Messrs. Drapeau, Rice, Foye, Sawyer and Young), (ii) the current executive officers as a group, or (iii) all current directors who are not executive officers as a group, or (iii) all employees, including all current officers who are not executive officers, as a group. The adoption of the proposed amendment to the Plan will not result in any new benefits to the current directors who are not executive officers, as a group, including nominees for election as a director, because such persons are not eligible to participate.

Purpose

The purpose of the Plan is to provide a means by which all full-time employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. The rights to purchase Common Stock are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

Administration

The Plan is administered by the Board of Directors, which has the power to delegate administration to a committee of not less than two (2) members who qualify as "Non-Employee Directors" under Section 16b-3 of the Exchange Act and as "outside directors" under Section 162(m) of the Tax Code. The Board may terminate any such delegation at any time and revest in itself the such administrative power. The Board has delegated responsibility for administration to the Compensation Committee. The Board has the power, subject to the provisions of the Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan.

Offerings

The Compensation Committee has broad discretion to structure offerings under the Plan, including the determination of the period and the purchase date(s) under each Offering and the maximum percentage that participants may withhold from their compensation. As currently implemented, the offerings are six months in duration with purchase dates occurring on a monthly basis, and a contribution limit of ten (10%) of participants' eligible compensation.

Purchase Price

The purchase price per share at which shares are sold under the offerings as currently administered is 85% of the closing price of Common Stock on the last day of the Offering.

Eligibility

Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the

Plan. All of the Company's approximately 923 employees (as of December 31, 1005) are eligible to participate in the Plan. As implemented by the Compensation Committee, any eligible employee, including an employee who is first hired during an offering period, is eligible to participate in the Plan as of the first business day of the month following the date of hire.

Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Stock Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

Participation in the Plan

Eligible employees become participants in the Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, or as determined by the Board for new employees, an agreement authorizing payroll deductions of up to a percentage determined by the Board of such employees' total compensation during the purchase period.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the purchase period, a participant may reduce or terminate his or her payroll deductions. A participant may increase or begin such payroll deductions after the beginning of any purchase period, but only on specified dates. All payroll deductions made for a participant are credited to his or her account under the Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account.

Purchase of Stock

By executing an agreement to participate in the Plan, the employee is entitled to purchase shares under such plan. In connection with offerings, the Plan specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his right to purchase shares is exercised automatically at the end of the purchase period at the applicable price.

Withdrawal

While each participant in the Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Plan. A participant may withdraw at any time prior to the end of the applicable offering period.

Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Plan.

Termination of Employment

Rights granted pursuant to any offering under the Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

The Board may suspend, terminate or amend the Plan at any time. Any amendment of the Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the Plan, or (b) modify the provisions as to eligibility for participation or any other provision of the Plan in a manner that would require shareholder approval in order to comply with the requirements of Rule 16b-3 under the Exchange Act, and Section 423 of the Tax Code.

Rights granted before amendment or termination of the Plan will not be altered or impaired by any amendment or termination made without consent of the person to whom such rights were granted.

Effect of Certain Corporate Events

In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to any such event.

Stock Subject to the Plan

If rights granted under the Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.

Federal Income Tax Information

The following discussion is intended only as a brief overview of certain of the current federal income tax laws applicable to employee stock purchase plans. Employees should consult their tax advisers concerning their own income tax situations, as well as concerning state tax aspects of the acquisition of shares of common stock pursuant to the Plan. No state tax matters are addressed in the following discussion.

Rights granted under the Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares as if such amounts withheld were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchase shares.

If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. There is no corresponding deduction to the Company. Any further gain or any loss will be taxed as a capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. In this event, the Company may deduct from its gross income an amount treated as ordinary income to each employee. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Plan.

         Full Text of the Plan. The full text of the Plan, as amended, is attached as Appendix A.

         Unless authority to do so has been limited in a proxy, it is the intention of the persons named as proxies to vote the shares represented by the proxy FOR the approval of the amendment to the Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY AN ADDITIONAL 500,000 SHARES.

                                 PROPOSAL THREE

          RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

         PricewaterhouseCoopers LLP currently serves as the Company's independent registered public accounting firm, and that firm conducted audits of the Company's consolidated financial statements, of management's assessment of internal control over financial reporting, and of the Company's internal control over financial reporting, for the fiscal year ended September 30, 2005. The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2006, and to conduct audits of the Company's consolidated financial statements, of management's assessment of internal control over financial reporting, and of the Company's internal control over financial reporting, for the fiscal year ending September 30, 2006.

         Appointment of the Company's independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification. However, the Audit Committee has recommended that the Board of Directors submit this matter to the shareholders as a matter of good corporate practice, which the Board of Directors is doing.

         If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another without re-submitting the matter to the Company's shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

         Audit Fees. The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the fiscal years ended September 30, 2004 and 2005, respectively and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods:

                                          Fiscal 2004             Fiscal 2005
                                          -----------             -----------
         Audit Fees:  (1)                   $ 323,913             $1,014,923
         Audit related fees: (2)            $  31,600             $   18,250
         Tax fees: (3)                      $  19,355             $   12,177
         All other fees: (4)                $   3,186             $    4,500
                                            ---------             ----------
                                Totals:     $ 378,054             $1,049,850

 ----------------------

(1) The audit fees listed for the years ended September 30, 2005 and 2004 were for professional services rendered in connection with the audits of the consolidated financial statements (including the effects of acquisitions) included in the Company's Annual Report on Form 10-K, reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q, and statutory and subsidiary audits, consents, and assistance with the review of documents filed with the Securities and Exchange Commission. In addition, audit fees for the year ended September 30, 2005 include the initial audits of Company management's assessment of internal control over financial reporting and of the Company's internal control over financial reporting.

(2) Audit related fees consisted principally of assurance related services such as employee benefit plan audits, due diligence related to mergers and acquisitions and financial accounting consultations.

(3) Tax fees consisted principally of assistance with matters related to tax compliance and reporting, including tax return preparation, refund claims and tax planning.

(4) All other fees include assistance with miscellaneous reporting requirements and interpretation of technical issues.

         Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions from shareholders.

         Pre-approval policies and procedures. The Audit Committee reviews each engagement for audit or non-audit services before it engages PricewaterhouseCoopers LLP to provide those services. It is the practice of the Audit Committee to pre-approve each category of services to be procured from PricewaterhouseCoopers LLP up to a certain dollar amount, and to require that management obtain prior approval from the Audit Committee of any additional services that may be required. The Audit Committee has not established any pre-approval policies or procedures that would allow management to engage PricewaterhouseCoopers LLP to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services. None of the services provided by PricewaterhouseCoopers LLP for fiscal 2005 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.


         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2006.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2005, and Forms 5 and amendments thereto furnished to the Company with respect to fiscal 2005, or representations that Form 5 was not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten percent shareholders were fulfilled in a timely manner, except that Mr. Newfield inadvertently reported one purchase of shares two days after the deadline for filing the appropriate Form 4.

                                  SOLICITATION

         Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, directors, officers and certain employees of the Company may in certain instances, make special solicitation of proxies personally or by telephone, without extra compensation; it is expected that the expense of such special solicitation will be nominal. In addition, the Company may engage an independent solicitor to make solicitation in person or by telephone. All expenses incurred in connection with any such solicitation will be borne by the Company.

                              STOCKHOLDER PROPOSALS

         Shareholder proposals for inclusion in the proxy materials related to the 2007 Annual Meeting of Shareholders or Special Meeting in lieu thereof must be received by the Company at its Executive Offices no later than September 28, 2006 or, if the date of such meeting is more than 30 calendar days before or after March 14, 2007, a reasonable time before the solicitation of proxies by the Company with respect to such meeting is made.

         In addition, the Company's By-Laws provide that a shareholder must give written notice to the Company of any business to be conducted at any meeting of shareholders in accordance with the procedural requirements fully set forth in
Article III of the Company's By-Laws. In the case of a regularly scheduled annual meeting, such notice must be given not less than sixty days prior to the scheduled annual meeting describing any proposal to be brought before such meeting, even if such item is not to be included in the Company's proxy statement relating to such meeting. To bring an item of business before the next regularly scheduled annual meeting of shareholders, a shareholder must deliver the requisite notice of such item to the Company no later than January 5, 2007.

         The Nominating and Corporate Governance Committee will consider any proposal properly presented by a shareholder for inclusion in the Company's annual proxy statement. In considering the proposal, the Committee may seek input from an independent advisor and/or legal counsel, as appropriate, and will reach a conclusion and report to the full Board for its consideration. After full consideration by the Board of Directors, the shareholder proponent will be notified of the conclusion of the Board.

                                  MISCELLANEOUS

         The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to shareholders, of any other business, which properly may be presented for action at the Annual Meeting.

                              AVAILABLE INFORMATION

         Shareholders of record on January 24, 2006 will receive a Proxy Statement and the Company's Annual Report to Shareholders, which contains detailed financial information concerning the Company. The Annual Report is not incorporated herein and is not deemed a part hereof.

Appendix A
----------
                               MRO SOFTWARE, INC.

                        2002 EMPLOYEE STOCK PURCHASE PLAN
                          (As amended January 9, 2006)

1.       PURPOSE.

(a) The purpose of the 2002 Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of MRO Software, Inc., a Massachusetts corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

(c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.       ADMINISTRATION.

(a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

         (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

         (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (iv)     To amend the Plan as provided in paragraph 13.


                                                                        Page A-1

         (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

(c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee") constituted in accordance with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.       SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million two hundred and fifty (1,250,000) thousand shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.       GRANT OF RIGHTS; OFFERING.

The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.       ELIGIBILITY.

(a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no


MRO Software, Inc.   Appendix A - 2002 Employee Stock Purchase Plan     Page A-2
         event shall the required period of continuous employment equal or exceed two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

         (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

         (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

         (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by
         Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.


MRO Software, Inc.   Appendix A - 2002 Employee Stock Purchase Plan     Page A-3

6.       RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company: (i) purchasable with a percentage designated by the Board or the Committee not exceeding ten (10%) percent of such employee's Earnings (as defined by the Board or the Committee in each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering, or (ii) designated by the Board or the Committee. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

         (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

         (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.       PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering (as defined by the Board or Committee in each Offering). The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.


MRO Software, Inc.   Appendix A - 2002 Employee Stock Purchase Plan     Page A-4

(b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Notwithstanding (a) and (b) above, an eligible employee may also become a participant pursuant to an Offering without delivering a participation agreement if the terms of the Offering so provide.

(d) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the Offering, without interest.

(e) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.       EXERCISE.

(a) On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest. For an Offering in which


MRO Software, Inc.   Appendix A - 2002 Employee Stock Purchase Plan     Page A-5
         no payroll deductions are required, a participant's rights shall be exercised as provided in the Offering.

(b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.       COVENANTS OF THE COMPANY.

(a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.      USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.      RIGHTS AS A STOCKHOLDER.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.      ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend,


MRO Software, Inc.   Appendix A - 2002 Employee Stock Purchase Plan     Page A-6
         combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.      AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

         (i) Increase the number of shares reserved for rights under the Plan;

         (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act as amended ("Rule 16b-3")); or

         (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of rule 16b-3.

         It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated


MRO Software, Inc.   Appendix A - 2002 Employee Stock Purchase Plan     Page A-7
         thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.      DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.      TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16. EFFECTIVE DATE OF PLAN.

The Plan shall become effective on June 1, 2002 (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.


MRO Software, Inc.   Appendix A - 2002 Employee Stock Purchase Plan     Page A-8

                               MRO SOFTWARE, INC.
               PROXY FOR SPECIAL MEETING IN LIEU OF ANNUAL MEETING
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned shareholder of MRO Software, Inc. (the "Company"), revoking all prior proxies, hereby appoints Norman E. Drapeau, Jr., Peter J. Rice and Craig Newfield, and each of them acting singly, as proxies, with full power of substitution, to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of the Company, 100 Crosby Drive, Bedford, Massachusetts, 01730 beginning at 10:00 a.m., local time, and any adjouornment thereof, on the matters set forth in the Notice of Special Meeting dated Tuesday, March 14, 2006, and the related Proxy Statement, copies of which have been received by the undersigned. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.


                (Continued and to be signed on the reverse side)
                                                                           14475

        SPECIAL MEETING IN LIEU OF THE ANNUAL MEETING OF SHAREHOLDERS OF

                               MRO SOFTWARE, INC

                                 March 14, 2006

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   [X]
--------------------------------------------------------------------------------

1. Election of Class I Directors of the Company for a term of three years:

                                  NOMINEES:
[ ] FOR ALL NOMINEES              ( ) Robert L. Daniels
                                  ( ) John A. McMullen

[ ] WITHHOLD AUTHORITY
    FOR ALL NOMINEES

[ ] FOR ALL EXCEPT
    (See instructions below)





INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you
             wish to withhold, as shown here:                              (*)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
To change the address on your account, please check the box at right       [ ]
and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------

2.   To approve an amendment to the Company's 2002       FOR   AGAINST   ABSTAIN
     Employee Stock Purchase Plan to increase the        [ ]     [ ]       [ ]
     number of shares issuable thereunder by an
     additional 500,000 shares; and

3.   To ratify the appointment to
     PricewaterhouseCoopers LLP as the Company's
     independent registered public accounting firm       [ ]     [ ]       [ ]
     for the current fiscal year ending September
     30, 2006.

The shares represented by this proxy will be voted as directed. If no direction is given with respect to the Proposals above, the shares represented by this proxy will be voted FOR all Proposals.




            Mark here if you plan to attend the Meeting. [ ]


                         -------------------------------------        ----------
Signature of Stockholder                                        Date:
                         -------------------------------------        ----------


                         -------------------------------------        ----------
Signature of Stockholder                                        Date:
                         -------------------------------------        ----------

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.